Exhibit 10.2

JOINDER TO LOCK-UP AGREEMENT

June 5, 2026

Reference is made to the Lock-Up Agreement, dated as of December 31, 2024, by and among Rain Enhancement Technologies Holdco, Inc. (the “Company”), Coliseum Acquisition Corp., and the Securityholders (as defined therein) from time to time party thereto (as may be amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

On or about the date hereof, RHY Management LLC (the “Creditor”) entered into an Agreement to Convert Debt to Equity (the “Conversion Agreement”), pursuant to which the Creditor and the Company agreed to convert an aggregate of $4,000,000 of outstanding debt owed by the Company to the Creditor into an aggregate of 1,612,903 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Conversion Shares”), and in connection therewith the Creditor agreed to subject the Conversion Shares to the Lock-Up Agreement.

By executing this joinder, the Creditor hereby agrees that, as of the date first set forth above, Creditor shall become a party to the Lock-Up Agreement in accordance with Section 4 of the Conversion Agreement, and shall be bound by, and shall be subject to the transfer restrictions set forth in the Lock-Up Agreement solely with respect to the Conversion Shares, in the same manner as if Creditor was an original signatory to the Lock-Up Agreement and as if the Conversion Shares were “Lock-up Shares” thereunder.

Sections 8-13 of the Lock-Up Agreement shall apply to this joinder mutatis mutandis. This joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

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IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

By:	/s/ Randy Seidl
Name:	Randy Seidl
Title	Chief Executive Officer

RHY MANAGEMENT LLC

By:	/s/ Harry You
Name:	Harry You
Title:	Sole Member